UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On August 4, 2011, with an effective date of July 1, 2011, SecureAlert, Inc., a Utah corporation (the “Company”), entered into an agreement (the “Agreement”) with Borinquen Container Corp., a corporation organized under the laws of the Commonwealth of Puerto Rico (“Borinquen”) and Borinquen’s wholly-owned subsidiary, International Surveillance Services Corporation and its subsidiary, International Surveillance Services of Brazil, collectively (“ISS”).  The significant terms of the Agreement were previously reported by the Company on August 10, 2011 in the Current Report on Form 8-K filed on that date.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 is presented as if the acquisition of ISS had occurred on June 30, 2011. The unaudited pro forma condensed consolidated financial statements of operations are presented as if the acquisition of ISS had occurred on October 1, 2010 for the nine months ended June 30, 2011 and October 1, 2009 for the year ended September 30, 2010. The pro forma condensed consolidated financial statements were based on the historical financial statements of the Company and ISS. Certain amounts from ISS’s historical consolidated financial statements have been reclassified to conform to the Company’s presentation.

The unaudited pro forma condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited pro forma condensed consolidated financial statements should be read along with the Company’s Annual Report on Form 10-K for the year ended September 30, 2010 and Quarterly Report on Form 10-Q for the quarter and nine months ended June 30, 2011.

The pro forma adjustments presented are based on certain estimates and assumptions in accordance with the Company’s accounting policies. The Company’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro forma adjustments give appropriate effect to these assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements. The unaudited condensed consolidated financial statements do not reflect the impacts of any potential operating efficiencies, savings from expected synergies, or costs to integrate the operations. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or the results of operations of the combined company had the acquisition been completed as of the indicated dates or of the results that may be achieved in the future.

SECUREALERT, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2011

	Historical (unaudited)
Assets	SecureAlert, Inc.	ISS	Pro Forma Adjustments		Pro Forma Combined
Current assets:
Cash	$665,840	$172,661	$(162,661)	(a)	$675,840
Accounts receivable, net	1,912,696	84,338	-		1,997,034
Notes receivable, current portion	75,000	-	-		75,000
Prepaid expenses and other	1,234,318	-	(221,062)	(b)	1,013,256
Inventory, net	302,729	-	-		302,729
Total current assets	4,190,583	256,999	(383,723)		4,063,859
Property and equipment, net	1,379,318	-	-		1,379,318
Monitoring equipment, net	3,003,806	-	-		3,003,806
Notes receivable, net of current portion	140,000	-	-		140,000
Goodwill	6,101,449	-	-		6,101,449
Intangible assets, net	287,326	-	4,879,583	(c)	5,166,909
Other assets	80,130	-	-		80,130
Total assets	$15,182,612	$256,999	$4,495,860		$19,935,471

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,363,365	$13,371	$-		$3,376,736
Related-party accounts payable	-	150,561	(150,561)	(a)	-
Accrued expenses	2,629,107	550	-		2,629,657
Dividends payable	429,889	-	-		429,889
Deferred revenue	85,052	221,062	(221,062)	(b)	85,052
Related-party note payable and line of credit	890,000	-	-		890,000
Current portion of long-term debt	1,057,100	-	-		1,057,100
Total current liabilities	8,454,513	385,544	(371,623)		8,468,434
Long-term debt, net of current portion	2,026,819				2,026,819
Total liabilities	10,481,332	385,544	(371,623)		10,495,253

Stockholders’ equity (deficit):
Preferred stock	3	-	-		3
Common stock	41,971	250,000	(243,800)	(c),(d)	48,171
Additional paid-in capital	230,819,817	268,148	4,464,590	(a),(c),(d)	235,552,555
Accumulated other comprehensive income	-	73,686	(73,686)	(d)	-
Accumulated deficit	(226,160,511)	(720,379)	720,379	(b),(d)	(226,160,511)
Total equity	4,701,280	(128,545)	4,867,483		9,440,218
Total liabilities and stockholders’ equity (deficit)	$15,182,612	$256,999	$4,495,860		$19,935,471

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SECUREALERT, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 2011

	Historical (unaudited)
	SecureAlert, Inc.	ISS	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Products	$1,154,071	$-	$-		$1,154,071
Monitoring services	10,842,430	222,345	(107,287)	(e)	10,957,488
Total revenues	11,996,501	222,345	(107,287)		12,111,559

Cost of revenues:
Products	644,351	-	-		644,351
Monitoring services	5,756,574	107,287	(107,287)	(e)	5,756,574
Total cost of revenues	6,400,925	107,287	(107,287)		6,400,925

Gross profit	5,595,576	115,058	-		5,710,634

Operating expenses:
Selling, general and administrative	10,748,168	308,329	182,984	(f)	11,239,481
Research and development	1,126,703	-	-		1,126,703

Loss from operations	(6,279,295)	(193,271)	(182,984)		(6,655,550)

Other income (expense):
Currency exchange rate loss	(97)	-	-		(97)
Redemption of SecureAlert Monitoring Series A Preferred	16,683	-	-		16,683
Interest income	222	6,320	-		6,542
Interest expense	(635,236)	-	-		(635,236)
Loss on disposal of equipment	(11,282)	(672)	-		(11,954)
Other income (expense), net	(54,811)	-	-		(54,811)
Net loss	(6,963,816)	(187,623)	(182,984)		(7,334,423)
Net income attributable to non-controlling interest	(31,750)	-	-		(31,750)
Net loss attributable to SecureAlert, Inc.	(6,995,566)	(187,623)	(182,984)		(7,366,173)
Dividends on Series D Preferred stock	(1,487,527)	-	-		(1,487,527)
Net loss attributable SecureAlert, Inc. to common stockholders	$(8,483,093)	$(187,623)	$(182,984)		$(8,853,700)
Net loss per common, basic and diluted	$(0.02)				$(0.02)
Weighted average common shares outstanding
basic and diluted	349,864,000				411,864,000

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SECUREALERT, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2010

	Historical (unaudited)
	SecureAlert, Inc.	ISS	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Products	$371,214	$-	$-		$371,214
Monitoring services	12,079,757	-	-		12,079,757
Total revenues	12,450,971	-	-		12,450,971

Cost of revenues:
Products	45,131	-	-		45,131
Monitoring services	6,933,843	-	-		6,933,843
Impairment of monitoring equipment and parts	590,801	-	-		590,801
Total cost of revenues	7,569,775	-	-		7,569,775

Gross profit	4,881,196	-	-		4,881,196

Operating expenses:
Selling, general and administrative	12,126,413	285,406	243,979	(f)	12,655,798
Settlement expense	1,150,000	-	-		1,150,000
Research and development	1,483,385	-	-		1,483,385
Impairment of goodwill (note 5)	204,735	-	-		204,735

Loss from operations	(10,083,337)	(285,406)	(243,979)		(10,612,722)

Other income (expense):
Currency exchange rate loss
Redemption of SecureAlert Monitoring Series A Preferred	(19,095)	-	-		(19,095)
Interest income	23,139	39,861	-		63,000
Interest expense	(4,146,459)	-	-		(4,146,459)
Loss on disposal of equipment	(41,597)	-	-		(41,597)
Derivative valuation gain	200,534	-	-		200,534
Other income (expense), net	147,206	-	-		147,206
Net loss	(13,919,609)	(245,545)	(243,979)		(14,409,133)
Net loss attributable to non-controlling interest	135,567	-	-		135,567
Net loss attributable to SecureAlert, Inc.	(13,784,042)	(245,545)	(243,979)		(14,273,566)
Dividends on Series D Preferred stock	(1,494,481)	-	-		(1,494,481)
Net loss attributable SecureAlert, Inc. to common stockholders	$(15,278,523)	$(245,545)	$(243,979)		$(15,768,047)
Net loss per common, basic and diluted	$(0.07)				$(0.05)
Weighted average common shares outstanding
basic and diluted	227,321,000				289,321,000

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SECUREALERT, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Basis of Presentation

On August 4, 2011, with an effective date of July 1, 2011, SecureAlert, Inc. acquired all of the issued and outstanding common stock of ISS. In consideration for the transfer and sale of the shares of ISS, the Company paid the following consideration:

1.	62,000,000 restricted shares of the Company’s common stock, $0.0001 par value per share, valued at the current market price of approximately $0.08 per share, or $4,960,000; and

2.
A royalty payable for 20 years pursuant to the terms of a Royalty Agreement dated August 4, 2011 (the “Royalty Agreement”), in an amount equal to 20 percent of the net revenues (defined in the Royalty Agreement) from the sale or lease of the Company’s products and services within the Territory.  The royalty payments are due quarterly and the term of the Royalty Agreement expires June 30, 2031.

The accompanying unaudited pro forma condensed consolidated financial statements were prepared in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 805, Business Combinations. Under the purchase method of accounting, the total purchase price will be allocated to ISS’s net tangible and intangible assets based on their estimated fair values as of the closing date of the acquisition. The excess of the purchase price over net tangible and intangible assets will be recorded as goodwill.

The unaudited pro forma condensed consolidated financial statements reflect a total consideration transferred of $4,960,000, which has been preliminarily allocated as follows:

Cash	$10,000
Accounts receivable	84,338
Intangible assets	4,879,583
Total assets acquired	4,973,921

Accounts payable	13,371
Accrued liabilities	550
Total liabilities acquired	13,921

Net assets acquired	$4,960,000

(2)           Pro Forma Adjustments

(a)  Adjustment to reflect assets and liabilities excluded under the purchase agreement.

(b)  Adjustment to eliminate intercompany balances.

(c)  Adjustment to record the purchase of ISS for 62 million restricted shares valued at $4.96 million. Assets acquired were valued at their fair value with the remainder being presented as an intangible asset with a 20 year estimated life.

(d)  Adjustment to eliminate ISS’s historical stockholder’s equity.

(e)  Adjustment to eliminate intercompany revenues and cost of revenues.

(f)  Adjustment to record the amortization of the intangible asset described in (c) above.